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                                 EXHIBIT 10.38

                AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY

                           FOR THE CINEMARK BUILDING
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                AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY
                -----------------------------------------------
                        Cinemark Building, Plano, Texas
                        -------------------------------

     THIS AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY (the "Agreement"), is made and entered into as of the 21st day of December, 1999, by and between CNMRK HQ INVESTORS, L.P., a Texas limited partnership ("Seller") and WELLS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Purchaser").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, CARDINAL CAPITAL PARTNERS, INC., a Texas corporation ("Cardinal") has contracted with Cinemark USA, Inc. ("Cinemark") to acquire the Property (as defined herein), which contract has been assigned by Cardinal to Seller; and

     WHEREAS, Seller desires to sell and Purchaser desires to purchase the Property subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the premises, the mutual agreements contained herein, the sum of Ten Dollars ($10.00) in hand paid by Purchaser to Seller at and before the sealing and delivery of these presents and for other good and valuable consideration, the receipt, adequacy, and sufficiency which are hereby expressly acknowledged by the parties hereto, the parties hereto do hereby covenant and agree as follows:

     1.   Purchase and Sale of Property. Subject to and in accordance with the
          -----------------------------
terms and provisions of this Agreement, Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller, the Property, which term "Property" shall mean and include the following:

          (a) all that tract or parcel of land (the "Land") located in Plano, Collin County, Texas, being more particularly described on Exhibit "A"
                                                                -----------
     hereto; and

          (b) all rights, privileges, and easements appurtenant to the Land, including any water rights, mineral rights, reversions, or other appurtenances to said Land, and all right, title, and interest of Seller, if any, in and to any land lying in the bed of any street, road, alley, or right-of-way, open or proposed, adjacent to or abutting the Land; and

          (c) all buildings, structures, and improvements situated on the Land, including, without limitation, that certain five story office building, the adjacent four

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     level parking structure and other amenities located on the Land, and all apparatus, built-in appliances, equipment, pumps, machinery, plumbing, heating, air conditioning, electrical and other fixtures located on the Land and not owned by tenants of the building (all of which are herein collectively referred to as the "Improvements"); and

          (d) all personal property acquired by Seller from Cinemark and located on or to be located on or in, or used in connection with, the Land and Improvements ("Personal Property"); and

          (e) all of Seller's right, title, and interest, as landlord or lessor, in and to the Leases (as hereinafter defined); and

          (f) all of Seller's right, title, and interest in and to any intangible property acquired by Seller from Cinemark relating to and reasonably required for the ownership and operation of the Property (but excluding any intangible property which relates to the operation of the business conducted Cinemark, Coke and W.S. [all as hereinafter defined]), including, without limitation, building plans and specifications with respect to the Improvements, licenses and entitlements (e.g. certificates of occupancy), soil reports, surveys, warranties, guarantees, utility contracts, permits and any other rights acquired by Seller from Cinemark related to the ownership of or use and operation of the Land, Personal Property, or Improvements, if any (but not including the name Cinemark, Coke, Coca Cola or any derivation thereof of logo therefor), all if and to the extent acquired by Seller from Cinemark (herein, the "Intangible Property").

     2.   The Title Company. American Title Company, whose offices are at 3131
          -----------------
Turtle Creek Boulevard, Suite 101, Dallas, Texas 75231 (Attn: Mr. Bo Feagin, phone 214-754-7000; fax 214-303-0937), is referred to herein as the "Escrow Agent" or the "Title Company."

     3.   Purchase Price. The purchase price (the "Purchase Price") to be paid
          --------------
by Purchaser to Seller for the Property shall be Twenty One Million, Eight Hundred Thousand and No/100 Dollars ($21,800,000.00). The Purchase Price shall be paid by Purchaser in cash, by wire transfer, cashier's, certified check or other evidence of funds acceptable to the Title Company for immediate disbursement at Closing, subject to adjustment and credits as otherwise specified in this Agreement.

     4.   Purchaser's Inspection and Review Rights. Purchaser and its agents,
          ----------------------------------------
engineers, or representatives, has had the privilege of going upon the Property as needed to inspect,

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examine, test, and survey the Property. Purchaser hereby agrees to hold Seller and Cinemark harmless from any liens, claims, liabilities, and damages incurred through the exercise of such privilege, and Purchaser further agrees to repair any damage to the Property caused by the exercise of such privilege. Such obligations shall survive any termination of this Agreement. Seller has made available to Purchaser, or Purchaser's agents and representatives, for review and copying, all books, records, files and other information in Seller's possession relating to the ownership and operation of the Property, including, without limitation, any title matters, surveys, tenant files, service and maintenance agreements, and other contracts, books, records, operating statements, and other information relating to the Property obtained from Cinemark or independently developed by Seller. Seller has provided to Purchaser prior to the date hereof the most current boundary and "as-built" surveys of the Land and Improvements, any title insurance commitments, appraisals, building inspection reports, environmental reports and financial information relating thereto which is in the possession or under the control of Seller.

     5.   Special Condition Precedent to Seller's Obligations.  Purchaser
          ---------------------------------------------------
specifically acknowledges that Seller has contracted with Cinemark to acquire the Property from Cinemark and enter into the Cinemark Lease (hereinafter defined). In the event that Seller is unable to acquire the Property for any reason other than Seller's willful default under its purchase agreement with Cinemark (the "Cinemark Contract"), Purchaser's sole right shall be to terminate this Agreement whereupon Purchaser and Seller shall thereafter be excused from all obligations one to the other, except those obligations which expressly survive any termination. The Closing Date hereunder shall occur simultaneously with closing under the Cinemark Contract (the "Cinemark Closing"), which is scheduled for December 21, 1999,and Seller and Purchaser agree to cooperate with each other to close on such date. If Closing hereunder does not occur simultaneously with closing under the Cinemark Contract, then Purchaser shall pay for the premium for the owner's policy of title insurance.

     6.   General Conditions Precedent to Purchaser's Obligations Regarding the
          ---------------------------------------------------------------------
Closing. In addition to the conditions to Purchaser's obligations set forth in
-------
Paragraph 5 above, the obligations and liabilities of Purchaser hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions, any of which may be waived by written notice from Purchaser to
Seller:

          (a)  Compliance by Seller.  Seller shall have complied in all material
               --------------------
     respects with and otherwise performed in all material respects each of the covenants and obligations of Seller set forth in this Agreement, as of the date of Closing (as hereinafter defined).

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          (b)  Seller's Representations.  All representations and warranties of
               ------------------------
     Seller as set forth in this Agreement shall be true and correct in all material respects as of the date of Closing.

          (c)  No Adverse Changes.  There shall have been no adverse change to
               ------------------
     the title to the Property which has not been cured and the Title Company shall have issued the Title Commitment (as hereinafter defined) on the Land and Improvements without exceptions other than as described in paragraph 7 and the Title Company shall be prepared to issue to Purchaser upon the Closing a fee simple owner's title insurance policy on the Land and Improvements pursuant to such Title Commitment.

          (d)  Tenant Estoppels.  Purchaser shall have received Tenant Estoppel
               ----------------
     Certificates duly executed by Coke and Cinemark at or prior to Closing, in form reasonably acceptable to Purchaser.

          (e)  Leases. Attached hereto as Exhibit "B-1" is a true and accurate
               ------                     -------------
     copy of that certain lease dated April 27, 1999 between Cinemark and The Coca Cola Company ("Coke"), as amended by First Amendment dated December 13, 1999 (said lease, as amended, is referred to herein as the "Coke Lease"). Attached hereto as Exhibit "B-2" is a true and accurate copy of a
                                  -------------
     Lease (the "Cinemark Lease") to be entered into by and between Seller and Cinemark at the Cinemark Closing. That certain lease (the "WS Lease") dated April 8, 1999 between Cinemark and W.S. Theater Management, L.L.C. ("WS") shall at the Cinemark Closing be recharacterized as a sublease between Cinemark and WS, with the demised premises thereunder being part of the demised premises under the Cinemark Lease. The Coke Lease and the Cinemark Lease are hereinafter defined at the "Leases." As of the Closing, the Leases shall be in full force and effect, Seller shall be the "landlord" under the Leases, and Seller shall own unencumbered legal and beneficial title thereto and the rents and other income thereunder, subject only to a collateral assignment thereof to the Lender.

          (f)  Lease - Rents and Special Consideration. The Tenants shall: (i)
               ---------------------------------------
     not have prepaid rent for more than the current month under the Leases,
     (ii) not have received and shall not be entitled to receive any rent concession in connection with its tenancy under the Leases other than as described in the Leases, (iii) not be entitled to any special work (not yet performed), or consideration (not yet given) (except as to the tenant finish allowance to be paid by Cinemark to Coke under the Coke Lease) in connection with its tenancy under the Leases, and (iv) not have any deed, option, or other evidence of any right or interest in or to the Property, except for the Tenants' tenancy as evidenced by the express terms of the Leases.

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          (g)  Lease - Acceptance of Premises. (i) the Tenants shall have
               ------------------------------
     accepted their leased premises located within the Property, including any and all work performed therein or thereon pursuant to the Leases, (ii) the Tenants shall be in full and complete possession of their respective premises under the Leases, and (iii) neither Seller nor Cinemark shall have received notice from a Tenant that such Tenant's premises are not in full compliance with the terms and provisions of the Tenant's Lease or are not satisfactory for the Tenant's purposes.

          (h)  No Other Agreements. Other than the Leases and the Permitted
               -------------------
     Exceptions, there shall be no leases, service contracts, management agreements, or other agreements or instruments in force and effect, oral or written, to which Seller is a party and that grant to any person whomsoever or any entity whatsoever any right, title, interest or benefit in or to all or any part of the Property or any rights relating to the use, operation, management, maintenance, or repair of all or any part of the Property, other than the Cinemark Management Agreement (hereinafter defined) and service contracts entered into by Cinemark in connection with their management.

          (i)  No Litigation. There shall be no actions, suits, or proceedings
               -------------
     pending, or threatened by any organization, person, individual, or governmental agency against Seller with respect to the Property or against the Property and no pending or threatened application for changes in the zoning applicable to the Property or any portion thereof.

          (i)  Condemnation.  There shall be no pending or threatened
               ------------
     condemnation or eminent domain proceedings (or proceedings in the nature or in lieu thereof) affecting the Property or any portion thereof or its use.

          (j)  Proceedings Affecting Access. There shall be no pending or
               ----------------------------
     threatened proceedings that could have the effect of impairing or restricting access between the Property and adjacent public roads.

          (k)  Management Agreement.  Attached hereto as Exhibit "C" and made a
               --------------------
     part hereof is a draft of Management Agreement (the "Cinemark Management Agreement") pursuant to which Cinemark shall manage the Property after the Cinemark Closing. The Cinemark Management Agreement shall be in full force and effect and as of the Closing the Property shall be managed by Cinemark thereunder.

     7.   Title and Survey.  Seller has caused the Title Company to deliver to
          ----------------
Purchaser its commitment (herein referred to as the "Title Commitment") to issue to Purchaser, upon

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the recording of the Deed conveying title to the Property from Seller to
Purchaser, the payment of the Purchase Price, and the payment to the Title Company of the policy premium therefor, an owner's policy of title insurance, in the amount of the Purchase Price, insuring good and indefeasible fee simple record title to the Property to be in Purchaser subject only to the Permitted Exceptions (as hereinafter defined) and containing the standard printed exceptions, provided, however, there shall be no exception for mechanics' or materialmen's liens, the exception for taxes shall refer to the year 2000, and any exception for parties in possession shall be limited to rights of Tenants, as tenants only, pursuant to the Leases. The survey exception may be amended to except only the "shortages in area." Seller has also caused to be delivered to Purchaser together with such Title Commitment, legible copies of all documents and instruments referred to therein and a current survey of the Property. Purchaser has examined the Commitment, the exception documents and the survey. The matters set forth in the deed from Purchaser to Seller, or set forth on any final survey or Title Commitment shall be referred to herein as the "Permitted Exceptions."

     8.   Representations and Warranties of Seller. Seller hereby makes the
          ----------------------------------------
following representations and warranties to Purchaser, each of which shall be deemed material:

          (a)  Lease - Assignment. To the best of Seller's knowledge, no Tenant
               ------------------
     has assigned its interest in a Lease or sublet any portion of the premises leased to each such Tenant under a Lease (except as regards the recharacterization of the WS Lease as a sublease between Cinemark and WS).

          (b)  Lease - Default. (i) Seller has not received any notice of
               ---------------
     termination or default under any Lease and does not know of Cinemark receiving the same, (ii) Seller knows of no existing or uncured defaults by Cinemark or by a Tenant under the Leases, (iii) to the best of Seller's knowledge, no Tenant has asserted any defense, set-off, or counterclaim with respect to its tenancy or its obligation to pay rent, additional rent, or other charges pursuant to the Leases.

          (c)  Lease - Commissions. No rental, lease, or other commissions with
               -------------------
     respect to the Lease are payable to Seller, any partner of Seller, any party affiliated with or related to Seller or any partner of Seller or, to Seller's knowledge, any third party whatsoever. Any commissions payable under, relating to, or as a result of the Leases shall have been chased out and paid and satisfied in full as of the Closing.

          (d)  No Assessments. To the best of Seller's knowledge, no assessments
               --------------
     have been made against the Property that are unpaid, whether or not they have become liens.

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          (e)  Conditions of Improvements.  Seller is not aware of any
               --------------------------
      structural or other defects in the Improvements.

          (f)  Violations. Seller has no knowledge of any violations of law,
               ----------
     municipal or county ordinances, or other legal requirements with respect to the Property.

          (g)  Bankruptcy. Seller is "solvent" as said term is defined by
               ----------
     bankruptcy law and has not made a general assignment for the benefit of creditors nor been adjudicated a bankrupt or insolvent, nor has a receiver, liquidator, or trustee for any of Seller's properties (including the Property) been appointed or a petition filed by or against Seller for bankruptcy, reorganization, or arrangement pursuant to the Federal Bankruptcy Act or any similar Federal or state statute, or any proceeding instituted for the dissolution or liquidation of Seller.

          (h)  Pre-existing Right to Acquire.  Seller has granted no person or
               -----------------------------
     entity any right or option to acquire the Property or any portion thereof which will have any force or effect after the execution of this Agreement, other than Purchaser.

          (i)  Authorization. Seller is a duly organized and validly existing
               -------------
     limited partnership under the laws of the State of Texas. This Agreement has been duly authorized and executed on behalf of Seller and constitutes the valid and binding agreement of Seller, enforceable in accordance with its terms, and all necessary action on the part of Seller to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

          (j)  Seller Not a Foreign Person. Seller is not a "foreign person"
               ---------------------------
     which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

          (k)  Year 2000 Compliance.  To the best of Seller's knowledge, all
               --------------------
     building systems and material computer applications will correctly recognize and perform date sensitive functions involving certain dates prior to and after December 31, 1999.

     AS A CONDITION PRECEDENT TO SELLER'S UNDERTAKINGS AND AGREEMENTS HEREUNDER, SELLER EXPRESSLY DISCLAIMS AND PURCHASER ACKNOWLEDGES AND ACCEPTS THAT SELLER HAS DISCLAIMED MAKING ANY REPRESENTATIONS, WARRANTIES, OR ASSURANCES WITH RESPECT TO THE PROPERTY OTHER THAN AS SPECIFICALLY SET OUT HEREIN. OTHER THAN AS SPECIFICALLY SET OUT HEREIN, PURCHASER AGREES THAT WITH RESPECT TO THE PROPERTY IT WILL RELY UPON ITS INSPECTIONS THEREOF

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OR ITS DETERMINATIONS NOT TO INSPECT THE SAME, AND UPON CLOSING SHALL ACCEPT THE
PROPERTY IN ITS "AS IS" CONDITION, WITH ALL FAULTS, AND WITHOUT REFERENCE TO MERCHANTABILITY OR FITNESS FOR ANY SPECIFIC PURPOSE.

     9.   Seller's Additional Covenants.  Seller does hereby further covenant
          -----------------------------
and agree as follows, if and to the extent that the Closing shall occur after the execution hereof:

          (a)  Operation of Property.  Seller hereby covenants that, from the
               ---------------------
     date of Seller's acquisition of the Property up to and including the date of Closing or earlier termination of this Agreement, Seller shall: (i) not modify, amend, or terminate any Lease or enter into any new lease, contract, or other agreement respecting the Property, (ii) not grant or otherwise create or consent to the creation of any easement, restriction, lien, assessment, or encumbrance respecting the Property, and (iii) cause the Property to be operated, maintained, and repaired in the same manner as the Property is currently being operated, maintained, and repaired.

          (b)  Preservation of Lease. Seller shall, from and after the date of
               ---------------------
     Seller's acquisition of the Property to the date of Closing, use its good faith efforts to perform and discharge all of the duties and obligations and shall otherwise comply with every covenant and agreement of the landlord under the Lease, at Seller's expense, in the manner and within the time limits required thereunder. Furthermore, Seller shall, for the same period of time, use diligent and good faith efforts to cause the Tenants under the Leases to perform all of their duties and obligations and otherwise comply with each and every one of its covenants and agreements under such Leases and shall take such actions as are reasonably necessary to enforce the terms and provisions of the Leases.

     10.  Closing.  Provided that all of the conditions set forth in this
          -------
Agreement are theretofore fully satisfied or performed, it being fully understood and agreed, however, that Purchaser may expressly waive in writing, at or prior to Closing, any conditions that are unsatisfied or unperformed at such time, the consummation of the sale by Seller and purchase by Purchaser of the Property (herein referred to as the "Closing") shall be held at 2:00 p.m., local time, on or before December 21, 1999.

     11.  Seller's Closing Documents.  For and in consideration of, and as a
          --------------------------
condition precedent to, Purchaser's delivery to Seller of the Purchase Price described in Paragraph 3 hereof, Seller shall obtain or execute, at Seller's expense, and deliver to Purchaser at Closing the following documents (all of which shall be duly executed, acknowledged, and notarized where required and shall survive the Closing):

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          (a)  Special Warranty Deed. A Special Warranty Deed conveying to
               ---------------------
     Purchaser indefeasible fee simple title to the Land and Improvements, together with all rights, easements, and appurtenances thereto, subject only to the Permitted Exceptions. The legal description set forth in the Warranty Deed shall be as set forth on Exhibit "A;"
                                            ------------

          (b)  Bill of Sale. A Bill of Sale conveying to Purchaser title to the
               ------------
     Personal Property, such Bill of Sale to be in substantially the same form and substance as the bill of sale to Purchaser from Cinemark;

          (c)  Assignment of Intangible Property. An Assignment of Intangible
               ---------------------------------
     Property, including all construction warranties and guarantees that Seller receives from Cinemark, such Assignment of Intangible Property to be in substantially the same the form and substance as the assignment of intangible property to Purchaser from Cinemark;

          (d)  Assignment and Assumption of Leases. An Assignment and Assumption
               -----------------------------------
     of Leases in substantially the same form and substance as the assignment and assumption of leases between Purchaser and Cinemark, assigning to Purchaser all of Seller's right, title, and interest in and to the Leases and the rents thereunder;

          (e)  Assignment of Management Contract.  An assignment of the Cinemark
               ---------------------------------
     Management Agreement.

          (f)  Seller's Affidavit. A customary seller's affidavit in the form
               ------------------
     required by the Title Company;

          (g)  FIRPTA Certificate. A FIRPTA Certificate in such form as required
               ------------------
     by the Internal Revenue Service;

          (h)  Certificates of Occupancy. Any original certificates of occupancy
               -------------------------
     that Seller receives from Cinemark;

          (i)  Keys, Records, Etc. Any keys to doors or locks on the Property,
               ------------------
     any original tenant files, books and records relating to the Property and any other item which Seller receives from Cinemark;

          (j)  Tenant Notice. Notice from Seller to the Tenants of the sale of
               -------------
     the Property to Purchaser in such form as Purchaser shall reasonably approve;

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          (k)  Settlement Statement. A settlement statement setting forth the
               --------------------
     amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement; and

          (l)  Evidence of Issuance of Title Commitment.  Purchaser shall
               ----------------------------------------
     receive reasonable assurance that the Title Company will issue an owner's title policy in the form required hereby, with an effective date as of the date and time of recording the Special Warranty Deed, reflecting that Purchaser is vested with fee simple title to the Property, and to reflect that all requirements for the issuance of the same have been satisfied.

          (m)  Other Documents. Such other documents as shall be reasonably
               ---------------
     required in order to close this transaction.

     12.  Purchaser's Closing Documents. Purchaser shall obtain or execute and
          -----------------------------
deliver to Seller at Closing the following documents, all of which shall be duly executed and acknowledged where required and shall survive the Closing:

          (a)  Bill of Sale. The Bill of Sale;
               ------------

          (b)  Assignment and Assumption of Lease. The Assignment and Assumption
               ----------------------------------
     of Lease;

          (c)  Settlement Statement. A settlement statement setting forth the
               --------------------
     amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement; and

          (d)  Other Documents. Such other documents as shall be reasonably
               ---------------
     required by Seller's counsel.

          (e)  Seller Financing Documents.  The Seller Financing Documents.
               ---------------------------

     13.  Closing Costs.  Seller shall pay the cost of the Title Commitment,
          -------------
including the cost of the examination of title to the Property made in connection therewith, the premium for the owner's policy of title insurance issued pursuant thereto (except to the extent the same is payable by Purchaser as provided in Section 5 above), the cost of the as-built survey, the attorneys' fees of Seller, and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto. Purchaser shall pay the attorneys' fees of Purchaser, and all other costs and expenses incurred by Purchaser in closing and consummating the purchase and sale of the Property pursuant

                                    Page 10

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hereto, including third-party inspection fees. Each party shall pay one-half of any escrow fees.

     14.  Prorations.  The following items shall be prorated and/or credited
          ----------
between Seller and Purchaser as of Midnight preceding the date of Closing:

          (a)  Rents. Rents, additional rents, and other income of the Property
               -----
     (other than security deposits, which shall be assigned and paid over to Purchaser) collected by Seller from Tenants for the month of Closing. Purchaser shall also receive a credit against the Purchase Price payable by Purchaser to Seller at Closing for any rents or other sums (not including security deposits) prepaid by Tenants for any period following the month of Closing, or otherwise.

          (b)  Property Taxes; Utility Charges and Other Operating Expenses.
               ------------------------------------------------------------
     City, state, county, and school district ad valorem taxes, utility charges and other operating expenses are not being prorated between Seller and Cinemark, but rather will be adjusted between Cinemark and Seller at such time as the year's operating expenses are known and it is determined what, if any, is to be passed on to the tenants based upon their respective expense stops. If as a result of any such adjustment an amount shall be owing between Seller and Cinemark, the same shall be adjusted between Seller and Purchaser, so that Purchaser shall pay any amount owing by Seller to Cinemark and shall receive any amount due to Seller from Cinemark. This agreement to adjust shall survive Closing.

     15.  Purchaser's Default. In the event purchaser fails to close, Seller's
          -------------------
sole and exclusive remedy shall be to terminate this Agreement and thereafter the parties hereto shall have no further rights or obligations hereunder whatsoever, except as to matters expressly surviving termination. Seller shall not be limited with respect to any matters expressly surviving the closing.

      Seller's Initial ______________  Purchaser's Initials ____________

     16.  Seller's Default.  In the event Seller fails to close or otherwise
          ----------------
defaults with respect to Closing obligations, (i) Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller, whereupon Purchaser and Seller shall have no further rights, obligations, or liabilities hereunder, except as may be expressly provided to the contrary herein; or (ii) Purchaser shall have the right to accept title to the Property subject to defects and objections with no reduction in the Purchase Price (except for monetary encumbrances, other than the First Loan Documents, arising by, through or under Seller), in which event such defects and objections shall be deemed "Permitted Exceptions;"

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or (iii) Purchaser may elect to seek specific performance of this Agreement.
Purchaser shall not be limited with respect to any matters expressly surviving the closing.

     17.  Condemnation.  If, prior to the Closing, all or any part of the
          ------------
Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain, Seller shall give Purchaser immediate written notice of such threatened or contemplated condemnation or of such taking or sale, and Purchaser may by written notice to Seller given within thirty (30) days of the receipt of such notice from Seller, elect to cancel this Agreement. If Purchaser chooses to cancel this Agreement in accordance with this Paragraph 17, then the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect. If Purchaser does not elect to cancel this Agreement in accordance herewith, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards that have been or that may thereafter be made for such taking.

     18.  Damage or Destruction.  If any of the Improvements shall be destroyed
          ---------------------
or damaged prior to the Closing, and the estimated cost of repair or replacement exceeds Five Hundred Thousand Dollars ($500,000.00) or if a Lease shall terminate as a result of such damage, Purchaser may, by written notice given to Seller within twenty (20) days after receipt of written notice from Seller of such damage or destruction, elect to terminate this Agreement, in which event, except as expressly provided herein to the contrary, the rights, duties, obligations, and liabilities of all parties hereunder shall immediately terminate and be of no further force or effect. If Purchaser does not elect to terminate this Agreement pursuant to this Paragraph 18, or has no right to terminate this Agreement (because the damage or destruction does not exceed $500,000.00 and the Leases remain in full force and effect), and the sale of the Property is consummated, Purchaser shall be entitled to receive all insurance proceeds paid or payable to Seller by reason of such destruction or damage under the insurance maintained by Seller (less amounts of insurance theretofore received and applied by Seller to restoration). If the amount of said casualty or rent loss insurance proceeds is not settled by the date of Closing, Seller shall execute at Closing all proofs of loss, assignments of claim, and other similar instruments to ensure that Purchaser shall receive all of Seller's right, title, and interest in and under said insurance proceeds.

     19.  Hazardous Substances.  Seller hereby warrants and represents, to the
          --------------------
best of Seller's knowledge that (i) no "hazardous substances," as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et. seq., the Resource
                                                 --  ---
Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et. seq., and
                                                                  --  ---
the rules and regulations promulgated pursuant to these acts, any so-called "super-fund" or "super-lien" laws or any applicable state or local laws, nor any other pollutants, toxic materials, or contaminants have been or shall prior to Closing be discharged, disbursed, released, stored, treated, generated, disposed of, or allowed to escape on the Property, (ii) no asbestos or asbestos containing materials have been installed, used, incorporated into, or disposed of on the Property, (iii) no polychlorinated biphenyls are located on or in the Property, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or any other device or form, (iv) no underground storage tanks are located on the Property or were located on the Property and subsequently removed or filled, (v) no investigation, administrative order, consent order and agreement, litigation, or settlement with respect to Hazardous Substances is proposed, threatened, anticipated or in existence with respect to the Property, and (vi) the Property has not previously been used as a landfill, cemetery, or as a dump for garbage or refuse.

     20.  Assignment.  Purchaser's rights and duties under this Agreement shall
          ----------
not be assignable except to an affiliate of Purchaser without the consent of Seller which consent shall not be unreasonably withheld. Seller may assign this Agreement to an affiliate of Seller formed to take title to the Property.

     21.  Broker's Commission.  Purchaser and Seller hereby represent each to
          -------------------
the other that they have not discussed this Agreement or the subject matter hereof with any real estate broker or agent other than The Roylston Group ("Broker"), which Seller agrees to pay pursuant to a separate agreement, so as to create any legal right in any such broker or agent to claim a real estate commission with respect to the conveyance of the Property contemplated by this Agreement. Seller shall and does hereby indemnify and hold harmless Purchaser from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Seller. Likewise, Purchaser shall and does hereby indemnify and hold harmless Seller from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Purchaser. This Paragraph 21 shall survive the Closing or any termination of this Agreement.

     22.  Notices.  Wherever any notice or other communication is required or
          -------
permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, by hand, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

     PURCHASER:          c/o Wells Capital, Inc.
                         6200 The Corners Parkway, Suite 250
                         Norcross, Georgia 30092
                         Attn: Mr. Michael C. Berndt
                         Fax No. 770-840-7224

     with a copy to:     O'Callaghan & Stumm LLP
                         127 Peachtree Street, N. E., Suite 1330
                         Atlanta, Georgia 30303
                         Attn: William L. O'Callaghan, Esq.
                         Fax No. 404-522-3080

     SELLER:             c/o Cardinal Capital Partners, Inc.
                         8411 Preston Road, Suite 850
                         Dallas, Texas 75225
                         Fax No. 214-696-9845

     with a copy to :    Smith, Stern & Friedman, P.C.
                         8144 Walnut Hill Lane, Suite 1100
                         Dallas, Texas 75231
                         Fax No. 214-739-0608

     Any notice or other communication mailed as hereinabove provided shall be deemed effectively given or received on the date of delivery, if delivered by hand or by overnight courier, or otherwise on the third (3rd) business day following the postmark date of such notice or other communication.

     23.  Possession.  Possession of the Property shall be granted by Seller to
          ----------
Purchaser on the date of Closing, subject only to the Leases and the Permitted Exceptions.

     24.  Time Periods.  If the time period by which any right, option, or
          ------------
election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

     25.  Survival of Provisions.  All covenants, warranties, and agreements set
          ----------------------
forth in this Agreement shall survive the execution or delivery of any and all deeds and other documents at any time executed or delivered under, pursuant to, or by reason of this Agreement, and shall survive the payment of all monies made under, pursuant to, or by reason of this Agreement for a period of twelve (12) months from Closing except with respect to paragraph 19 which shall survive for an unlimited time.

     26.  Severability.  This Agreement is intended to be performed in
          ------------
accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

     27.  Authorization.  Purchaser represents to Seller that this Agreement has
          -------------
been duly authorized and executed on behalf of Purchaser and constitutes the valid and binding agreement of Purchaser, enforceable in accordance with its terms, and all necessary action on the part of Purchaser to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

     28.  General Provisions.  No failure of either party to exercise any power
          ------------------
given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon the parties hereto unless such amendment is in writing and executed by all parties hereto. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns. Time is of the essence of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed and interpreted under the laws of the State of Georgia. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

     29.  Effective Date.  The "effective date" of this Agreement shall be
          --------------
deemed to be the date this Agreement is fully executed by both Purchaser and Seller.

     30.  Duties as Escrow Agent.  In performing its duties hereunder, Escrow
          ----------------------
Agent shall not incur any liability to anyone for any damages, losses or expenses, except for its gross negligence or willful misconduct, and it shall accordingly not incur any such liability with respect to any action taken or omitted in good faith upon advice of its counsel or in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provision, but also as to the truth and accuracy of any information contained therein that Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person and to conform to the provisions of this Agreement. Seller and Purchaser hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and legal fees and disbursements, that may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with its acceptance or performance of its duties hereunder as escrow agent, including without limitation, any litigation arising out of this Agreement. If any dispute shall arise between Seller and Purchaser sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender into the registry or custody of the clerk of the Court for the county in which the Property is located or the clerk for the United States District Court having jurisdiction over the county in which the Property is located, any or all money (less any sums required to pay Escrow Agent's attorneys' fees in filing such action), property or documents in its hands relating to this Agreement, together with such pleadings as it shall deem appropriate, and thereupon be discharged from all further duties under this Agreement. Seller and Purchaser shall bear all costs and expenses of any such legal proceedings.

     31.  Confidentiality.  Pending the Closing, Purchaser and Seller agree to
          ---------------
keep the terms of this Agreement, and the existence thereof, strictly confidential; provided, however, reasonable disclosure may be made to the parties attorneys, accountants, advisors, lenders, prospective lenders, investors, prospective investors and other persons whose involvement in the transaction requires such disclosure. Purchaser shall not in no event contact Cinemark nor inform Cinemark of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective seals to be affixed hereunto as of the day, month and year first above written.

SELLER:

CNMRK HQ INVESTORS, L.P., INC., a Texas limited partnership


By:  CCP INVESTORS GP, INC., a Texas corporation, its general partner



     By: /s/ M. Scott Kipp
         -------------------------------------
          M. Scott Kipp, Vice President


PURCHASER:
WELLS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:  WELLS REAL ESTATE INVESTMENT TRUST, a Maryland real estate investment trust

     By: /s/ Leo F. Wells, III
        --------------------------------------
     Printed Name: Leo F. Wells, III
                  ----------------------------
     Title: President
           -----------------------------------